UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

APRIA HEALTHCARE GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-14316	33-0488566
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26220 Enterprise Court Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 3, 2007, the registrant’s wholly owned operating subsidiary, Apria Healthcare, Inc., a Delaware corporation (“AHI”), completed its previously announced acquisition of Coram, Inc., a Delaware corporation and privately-held national provider of home infusion and specialty pharmaceutical services (“Coram”).

Pursuant to the Merger Agreement, at the effective time of the Merger the interests of the stockholders and option holders of Coram were converted into the right to receive an aggregate cash payment from the Company of $350,000,000 less certain transaction expenses and employee bonus payments.

On December 3, 2007, the registrant issued a press release relating to the acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

The registrant intends to file the Coram financial statements required under this Item, as well as any required pro forma financial information, by amendment to this Form 8-K within 71 calendar days of the date that this report is required to be filed.

The following exhibit is filed as part of this report.

Exhibit
Number	Description

99.1	Press Release dated December 3, 2007 of Apria Healthcare Group Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
/s/ Peter A. Reynolds

Peter A. Reynolds
Chief Accounting Officer and Controller

December 3, 2007

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EXHIBIT INDEX

Exhibit
Number	Reference

99.1	Press Release dated December 3, 2007 of Apria Healthcare Group Inc.